                                                                    EXHIBIT 10.6

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.6 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                                            By:  /s/ Hannes T. Smarason
                                                 --------------------------

                                            Name:    Hannes T. Smarason
                                            Title:   Senior Vice President and
                                                     Chief Business Officer

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]





















                               RESEARCH AGREEMENT

                                TABLE OF CONTENTS

                                                                                                              PAGE
        ARTICLE 1     DEFINITIONS..............................................................................1

              1.1     "Data protection commission".............................................................1
              1.2     "Diseases"...............................................................................1
              1.3     "Intellectual property"..................................................................1
              1.4     "Invention"..............................................................................1
              1.5     "Original Data"..........................................................................1
              1.6     "Research"...............................................................................1
              1.7     "Research Data"..........................................................................2
              1.8     "Results"................................................................................2
              1.9     "Steering-Committee" or "SC".............................................................2

       ARTICLE  2     OBJECTIVES AND CONDUCT OF THE RESEARCH...................................................2

              2.1     Research Objectives......................................................................2
              2.2     Steering Committee.......................................................................2
              2.3     Research Location........................................................................2
              2.4     Use of Data..............................................................................2
              2.5     Exclusivity of Research Relationship.....................................................3
              2.6     Transfer of Materials....................................................................3
              2.7     Results of the Research..................................................................3

        ARTICLE 3     PAYMENTS.................................................................................3

              3.1     Payments.................................................................................3
              3.2     Other Sources of Funding.................................................................4

        ARTICLE 4     PROPRIETARY RIGHTS.......................................................................5

              4.1     Proprietary Rights.......................................................................5
              4.2     Infringement of Intellectual Property Rights.............................................5
              4.3     Survival.................................................................................5

        ARTICLE 5     CONFIDENTIALITY .........................................................................5

              5.1     Confidential Information.................................................................5
              5.2     Disclosure to Employees..................................................................5
              5.3     Survival.................................................................................5

        ARTICLE 6     PUBLICATIONS.............................................................................5

              6.1     Publications.............................................................................5
              6.2     No Use of Names..........................................................................6

        ARTICLE 7     OTHER DISEASES...........................................................................6

              7.1     Other Diseases...........................................................................6
              7.2     [CONFIDENTIAL TREATMENT REQUESTED].......................................................6

        ARTICLE 8     CONFLICT RESOLUTION......................................................................6

                                TABLE OF CONTENTS


                                                                                                               PAGE
              8.1     Conflict Resolution......................................................................6

        ARTICLE 9     TERM, EXTENSION AND TERMINATION..........................................................6

              9.1     Term.....................................................................................6
              9.2     Extension Option.........................................................................7
              9.3     Breach...................................................................................7

       ARTICLE 10     INDEMNIFICATION..........................................................................7

             10.1     Indemnification by deCODE................................................................7
             10.2     Indemnification by RF....................................................................7
             10.3     Survival.................................................................................7

       ARTICLE 11     MISCELLANEOUS............................................................................7

             11.1     Force Majeure............................................................................7
             11.2     No License...............................................................................7
             11.3     Independent Contractors..................................................................8
             11.4     Changes to Agreement.....................................................................8
             11.5     Governing Law............................................................................8


                               RESEARCH AGREEMENT


         THIS RESEARCH AGREEMENT (the "Agreement") is made as of October 24, 1997 (the "Effective Date") by and between RANNSOKNA-OG FREDSLUEJODURINN EHF, ("RF") a private limited liability company, incorporated in Iceland and controlled by Hannes Petursson ("HP"), a Psychiatrist, holding positions at Reykjavik Hospital and the University of Iceland and DECODE GENETICS, INC., a corporation organized and existing under the laws of the state of Delaware and its wholly owned subsidiary "Islensk erfdagreining hf", a company incorporated in Iceland which operates a research facility in Iceland (collectively, "deCODE").

         WHEREAS, RF has certain rights to materials and data collected in connection with research of schizophrenia and bipolar disease; and

         WHEREAS, deCODE wishes to obtain such materials and data in connection with its research and development regarding the diagnosis and treatment of schizophrenia and bipolar disease; and

         WHEREAS, RF wishes to provide deCODE with such previously collected materials and data and any materials and data generated in the course of this Agreement pursuant to the terms set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants below, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, hereto intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "DATA PROTECTION COMMISSION" is the Icelandic committee governing the use of personal information for research purposes.

         1.2 "DISEASES" shall mean schizophrenia and bipolar disease as such diseases are defined in Appendix A.

         1.3 "INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.7.

         1.4 "INVENTION" shall have the meaning set forth in Section 4.1.

         1.5 "ORIGINAL DATA" shall mean any information, including but not limited to trio data, and any samples, including but not limited to blood samples and DNA extracts, which have been collected and are in the possession of RF prior to the Effective Date and which are related to the Research.

         1.6 "RESEARCH" shall mean the program of research undertaken by the parties pursuant to this Agreement which is directed towards the swift discovery of genes causing schizophrenia and bipolar disease as set forth in Appendix A as amended from time to time by the Steering Committee.

         1.7 "RESEARCH DATA" shall mean any information resulting from the Research, including but not limited to trio data, and any patient samples, including but not limited to blood samples and DNA extracts, which are collected in the course of conducting the Research.

         1.8      "RESULTS" shall have the meaning set forth in Section 2.7.

         1.9 "STEERING-COMMITTEE" or "SC" shall mean the research steering committee described in Section 2.2.

                                    ARTICLE 2

                      OBJECTIVE AND CONDUCT OF THE RESEARCH

         2.1 RESEARCH OBJECTIVES. The objective of the Research is to conduct research directed towards the swift discovery of genes causing schizophrenia and genes causing bipolar disease pursuant to the plan of research set forth in Appendix A and amended from time to time by the SC.

         2.2 STEERING COMMITTEE.

         (A) CREATION OF THE STEERING COMMITTEE ("SC"). The parties hereby create a steering committee which shall consist of three (3) members, one (1) of which shall be appointed by RF and two (2) of which shall be appointed by deCODE. deCODE shall designate one of its representative's as its senior representative. Each party may substitute or change its designated representative. The SC shall produce mutually agreed minutes of planned work and resources.

         (B) REGULAR MEETINGS. The SC shall meet every three (3) months during the term of the Agreement, at such times and places as the members of the SC agree. The parties shall, however, have the right to request a meeting of the SC be held within one week of such request.

         (C) RESPONSIBILITIES OF THE SC. The SC shall act as the primary governing body for conducting the Research and shall have the responsibility for
(i) creating, reviewing, approving and amending annual research plans and budgets for each project, (ii) reviewing disclosure of inventions, (iii) identifying promising genes, and (iv) monitoring the progress of the Research.

         (D) DECISIONS OF THE SC. Decisions of the SC shall require the agreement of the representative of each party present at the SC meeting. Any disputes, will be referred to the senior deCODE representative and the RF appointee for resolution for a period of thirty (30) days. If, after the parties are unable to resolve such dispute, it shall be referred to arbitration pursuant to Article 8, except those referred to in 6.1.

         2.3 RESEARCH LOCATION. The Research shall be conducted in Iceland and the primary location of the Research shall be the facilities of deCODE.

         2.4 USE OF DATA. RF hereby grants to deCODE the exclusive and unrestricted right to (i) use all Original Data and Research Data for any purpose related to the Research and (ii) commercialize all products that result from the Research. For a period of five (5) years following the expiration or termination of this Agreement, deCODE shall have access to the Original Data and Research Data for verification of results generated during the course of the Research, subject to approval by the Icelandic Data Protection Commission. All Original Data and Research Data provided to deCODE by RF shall remain the property of RF and shall be returned to RF upon the termination or expiration of this Agreement. These obligations of this Section shall survive the termination or expiration of this Agreement for any reason.

         2.5 EXCLUSIVITY OF RESEARCH RELATIONSHIP. RF shall not (i) provide the Original Data or Research Data to any third party and (ii) enter into any other commercial collaborative agreements or collaborations that otherwise restrict deCODE's ability commercially exploit the Results of the Research during the term of this Agreement and for a period of 3 years thereafter. deCODE shall not enter into other collaborations for the purpose of conducting the Research, unless the SC deems it necessary to advance the Research or commercially exploit the Results of the Research during the term of this Agreement. The obligations set forth in this Section shall survive any termination or expiration of this Agreement for any reason.

         2.6 TRANSFER OF MATERIALS. Within four (4) weeks of execution of this Agreement RF shall deliver to deCODE all Original Data, including but not limited to blood samples and DNA extracts in such quantities as the SC deems necessary to conduct the Research. RF shall deliver Research Data when it becomes available. Upon the first anniversary of the Effective Date, RF shall have delivered to deCODE [CONFIDENTIAL TREATMENT REQUESTED].

         2.7 RESULTS AND RESEARCH. Each party shall keep complete and accurate records of the Research conducted hereunder. The parties will promptly and fully disclose to each other any and all information and results obtained from conducting the Research (the "Results"). deCODE shall own all right, title and interest in and to the Results and all Intellectual Property related thereto. As used in this Agreement, "Intellectual Property" means all patents, trade secrets and other proprietary rights, together with all related rights, applications, filings, registrations and the like. The obligations set forth in this Section shall survive any termination or expiration of this Agreement for any reason.

                                    ARTICLE 3

                                    PAYMENTS

         3.1 PAYMENTS. deCODE shall pay the following amounts to RF as full payment and compensation for RF's performance under this Agreement, and as cost of RF's participation in the Research:

         (A) RESEARCH FUNDING. deCODE shall provide up to a total of [CONFIDENTIAL TREATMENT REQUESTED] to RF to pay the cost of its end of the Research over the three (3) year term of this Agreement. The use of these funds will be determined by the SC and will be used solely for purposes of the Research. A [CONFIDENTIAL TREATMENT REQUESTED] will be paid to RF upon the Effective Date and the same amount in quarterly installments from thereon, subject to a review by the SC. Such amounts shall be full payment of all costs for RF's performance of the Research, including any and all costs for full-time equivalent research personnel, equipment, travel, applicable fees, overhead, and other reasonable expenses as determined by the SC.

         (B) MILESTONE PAYMENTS. deCODE agrees to pay RF the following milestone payments on the occurrence of each of the following events:


                           [CONFIDENTIAL TREATMENT REQUESTED]

The above milestone payments can be used by RF to advance it objectives, solely at its discretion.

         3.2 OTHER SOURCES OF FUNDING. RF is free to seek other sources of funding for the Research, PROVIDED THAT such funding sources do not in any way affect deCODE's ownership of Results or Inventions derived from the Research, or restrict or diminish deCODE's ability to commercialize the results of the Research. All grant proposals and subsequent research progress reports will be immediately submitted to the SC for review prior to submission. If any outside grants or funding are received by RF, RF shall be permitted to spend an amount equal to such outside grants that are received from the funds that are provided by deCODE pursuant to Section 3.1 (a) on other research efforts solely at RF's discretion.

                                    ARTICLE 4

                               PROPRIETARY RIGHTS

         4.1 PROPRIETARY RIGHTS. deCODE shall acquire all proprietary rights of any kind whatsoever resulting from the Research. Any invention or other know-how conceived or first reduced to practice in the performance of the Research, together with all Intellectual Property related thereto (collectively "Inventions") shall be at all times the sole and exclusive property of deCODE. RF shall perform, or ensure that all agents and clinical personnel shall perform any and all acts necessary to assist deCODE in perfecting its right to any and all such Inventions, including using its best efforts to ensure the prompt disclosure of same to deCODE by any agent, employee or other individual involved in the Research and the development of the Inventions.

         4.2 INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. If the activities of either party in connection with the Research or as a result of any commercial exploitation thereof, result in a claim of patent infringement or other violation of the intellectual property rights of any third party, deCODE shall defend against such claims. RF shall cooperate in such defense and shall have the right to be represented by counsel of its own choice.

         4.3 SURVIVAL. The obligations of this Article shall survive termination or expiration of this Agreement for any reason.

                                    ARTICLE 5

                                 CONFIDENTIALITY

         5.1 CONFIDENTIAL INFORMATION. Each party shall, for the term of this Agreement and for five years after its conclusion, keep completely confidential and not disclose to any third party, any information designated as confidential furnished to it by the other party pursuant to this Agreement except as provided in Article 6 as required by law. The SC will determine what information will be designated confidential along with the method of designation.

         5.2 DISCLOSURE TO EMPLOYEES. Each party shall obtain a written agreement of each of its employees, agents and consultant who work on the Research obliging such person to corresponding obligations of confidentiality.

         5.3 SURVIVAL. The obligations of this Article shall survive the termination or expiration of this Agreement for any reason.

                                    ARTICLE 6

                                  PUBLICATIONS

         6.1 PUBLICATIONS. Each party to this Agreement recognizes that the publication of papers, oral presentations and abstracts, regarding the Research, subject to reasonable controls to protect confidential information, will be beneficial to both parties. Accordingly, deCODE shall have the right to review for a period of thirty (30) days and approve any paper for publication, the same to apply to oral presentations and abstracts, which utilizes data generated from the Research. RF agrees to delete references to deCODE's Confidential Information in any such paper and agrees to withhold publication of same for an additional thirty (30) days in order to permit deCODE to obtain patent protection, if deCODE deems it necessary. Authorship on papers will also be determined by the SC and is subject to customary scientific practices. In the event of a dispute, RF has the right to nominate the first and the last author on the paper(s) in question.

         6.2 NO USE OF NAMES. Neither party shall use the other party's name in its promotional activities without the prior written consent of such other party, save for disclosures required by law or government regulations. Notwithstanding the foregoing, RF hereby allows deCODE to include RF's name in a list of deCODE's collaborators to be use in corporate background information and presentations.

                                    ARTICLE 7

                                 OTHER DISEASES

         7.1 OTHER DISEASES. deCODE and RF agree to discuss widening the collaborative efforts set forth in the Agreement to include the genetics of other psychiatric diseases in Iceland, e.g., Alcoholism. The terms of such agreements will have to be negotiated separately.

         7.2      [CONFIDENTIAL TREATMENT REQUESTED]


                                    ARTICLE 8

                               CONFLICT RESOLUTION

         8.1 CONFLICT RESOLUTION. In the event of a dispute between the parties regarding the subject matter contained herein, such disputes shall be resolved exclusively through arbitration. The parties will enter into an arbitration agreement, cf. the Act on Mutually Agreed Arbitration, no. 53/1989. Each party shall nominate one arbiter and a third arbiter, who will act as a chief arbiter, shall be nominated by Reykjavik District Court. The obligations of this Section shall survive the termination or expiration of this Agreement for any reason.

                                    ARTICLE 9

                         TERM, EXTENSION AND TERMINATION

         9.1 TERM. Unless terminated earlier pursuant to Sections 9.3 the term of this Agreement shall be three (3) years from the Effective Date.

         9.2 EXTENSION OPTION. On the second anniversary of the Effective Date, either party has the option to extend the terms of this Agreement for one or both of the Diseases for an additional two (2) years. In the event the Research is extended beyond the three (3) year term of this Agreement, the parties will, in good faith, negotiate a new funding scheme based on the resource commitments deemed necessary by RF and the principles set forth in this Agreement. RF shall have the right to conduct due diligence on the resources committed by deCODE to the Research. If RF finds the resource commitment to be inadequate, RF shall have the right to end the Research after the term of three years.

         9.3 BREACH. If either party breaches this Agreement and the breaching party has not (i) cured the breach or (ii) initiated good faith efforts to cure such breach within sixty (60) days of written notice from the non-breaching party, the non-breaching party may terminate this Agreement upon the expiration of such sixty (60) day period. The Research described in this Agreement is subject to approval by the Icelandic Data Protection Commission and failure on its behalf to allow the Research to proceed does not constitute a breach of this Agreement.

                                   ARTICLE 10

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY DECODE. deCODE shall defend, indemnify and hold harmless RF and its directors and officers from and against any and all liability, damage or loss arising out of third party claims or suits related to the Research except to the extent that such claims arise out of negligence, recklessness or willful misconduct by RF and its directors and officers.

         10.2 INDEMNIFICATION BY RF. RF shall defend, indemnify and hold harmless deCODE and its directors and officers from and against any and all liability, damage or loss arising out of third party claims or suites related to the Research except to the extent that such claims arise out of negligence, recklessness or willful misconduct of deCODE and its directors and officers.

         10.3 SURVIVAL. The obligations set forth in this Article shall survive termination and expiration of this Agreement for any reason.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 FORCE MAJEURE. Neither party will be responsible for delays resulting from acts beyond the control of such party, including but not limited to acts of God, governmental restrictions, fire, flood, explosion, civil disorder, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continue performance hereunder with reasonable dispatch whenever such causes are removed.

         11.2 NO LICENSE. Except as expressly provided herein, nothing in this Agreement shall be construed as conferring on either party an express or implied right or license or option to license any disclosed confidential information, Invention or Intellectual Property owned by the other party.

         11.3 INDEPENDENT CONTRACTORS. The parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

         11.4 CHANGES TO AGREEMENT. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties hereto.

         11.5 GOVERNING LAW. This Agreement shall be governed by the laws of Iceland.

         IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.


                                            Reykjavik October 24, 1997

deCODE genetics, Inc.                       Rannsokna-og fredsluejodurinn ehf.


By:  /s/ Kari Stefansson                    By:   /s/ Hannes Petursson
     --------------------                         ---------------------

Date: 24/10/97                              Date: 24/10/97
      ---------                                   -----------------

Witnessed by:  Gunnar Jonsson  0712603219
               ---------------------------
               Hannes Smarason 251167-3389
               ---------------------------

SIDE LETTER TO AN AGREEMENT ENTERED INTO BY AND BETWEEN DECODE GENETICS, INC., AND ISLENSK ERFDGREINING HF ON THE ONE HAND ) ("DECODE") AND RANNSOKNA-OG FRAEDSLUSJODURINN EHF (RF) ON THE OTHER HAND, DATED OCTOBER 24, 1997 (THE "AGREEMENT")

Definitions given in the aforesaid Agreement apply to this side letter.

The parties to the Agreement hereby declare it to be their mutual understanding that

o any and all rights, including rights to Original Data Research Data Hannes Petursson (HP) obtained through his previous research of the genetics of schizophrenia and bipolar disease have been assigned to RF, which is controlled by HP, thus any obligations in the Agreement shall be those of RF. RF holds all right, title and interest in the Original Data;

o HP represents and warrants that HP's obligations hereunder and RF;s obligations under the Agreement do not violate any agreements to which HP or RF are a party;

o HP and RF represent and warrant that the Original Data has been and the Research Data will be collected with all valid consents required for use in the Research;

o during the term of the Agreement HP will actively participate in the Research and not participate in any research tat may be conflict with deCODE's interest of the Research;

o no agent or employee of RF or HP will participate in any other research that may be in conflict of the Agreement;

o the obligations assumed under the Agreement by RF under Section 2.5 and Articles 4, 5, 6, and 7 shall be assumed by HP as well, an extension of the Agreement pursuant to Section 9.2 shall serve as an extension of the obligations assumed under this side letter;

[CONFIDENTIAL TREATMENT REQUESTED]

                               EXTENSION AGREEMENT


A refrence is amde to a RESEARCH AGREEMENT entered into 24 October 1997 (the Agreement) by and between DECODE GENETICS, IN. On the one hand and RANNSOKNA-OG FREDSLUEJODURINN EHF on the other hand. Terms used herein shall bear the same meaning as in the Agreement.

Article 9.2 of the Agreement provides for an extension option under which either party has the option to extend the Agreement for one or both of the Diseases for an additional two years, i.e. till 24 October 2002.

The Parties hereby mutually agree to extend the Agreement for an additional two years. As provided for in Article 9.2 of the Agreement, the Parties will enter into good faith negotiations regarding a funding scheme for the extension of the Research.



                           Reykjavik, January 24, 2000

     deCODE genetics, Inc.                     Rannsokna-og Fredsluejodurinn ehf


By:  /s/ Kari Stefansson                          By:  /s/ Hannes Petursson



Witnessed by:

/s/  Johann Hjartarson

/s/ Gunnar Jonsson  0712603219